UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                                  Washington, DC 20549

                                        FORM 8-K

                                     CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest reported)
                                      June 4, 2003

                                Innovation Holdings, Inc.
             (Exact name of registrant as specified in its chapter)

          Nevada                                        91-1923501
  (State or other jurisdiction                        (IRS Employer
         of incorporation                             Identification No.)

                                     000-27777
                              (Commission File Number)

                            14622 Ventura Blvd, Suite 1015
                              Sherman Oaks, California
                       (Address of principal executive offices)
                                         91403
                                      (Zip Code)

     Registrant's telephone number, including area code (310) 788-5444

                                          None
           (Former name or former address, if changed since last report)

Item 5. Other Events

Innovation Holdings, Inc. (the "Company") has engaged Catalyst
Capital LLC ("Catalyst Capital"), a financial management consulting firm to advise the Company on future strategic direction and evaluate potential business opportunities.

The Company is currently in discussion with several potential acquisition and financing candidates. Catalyst Capital will conduct research and perform other such investigations as to the viability of each candidate.

Catalyst Capital's managing director, LeAnna Sidhu, has extensive experience in both corporate advertising as well as working with microcap companies. LeAnna Sidhu is the former Chairwoman and CEO of Youticket.com, an Internet ticketing and travel portal that traded under the symbol (OTCBB: UTIX). Prior to her tenure at Youticket.com, Ms. Sidhu was an Assistant Director at the Paris Hotel in Las Vega, helping to oversee the hotels' multi-million dollar advertising launch campaign. Ms. Sidhu began her career at Pour Le
Bebe, where she rose to become VP of Advertising. Pour Le Bebe held exclusive licenses for Baby Guess, Guess Kids, Guess Home and Guess
Hair Care.  She managed and oversaw advertising for all four product lines.

A copy of the Consulting Agreement is included as Exhibit 99 to this Form 8-K and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

99.1 Consulting Agreement dated May 21, 2003, by and between Innovation Holdings, Inc. and Catalyst Capital, LLC.

                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2003                    Innovation Holdings, Inc.

                                       /s/ Robert Blagman
                                       Robert Blagman